UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James C. Munsell

Kenny S. Terrero

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, MD 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On December 20, 2018, ProShare Capital Management LLC on behalf of ProShares Trust II issued a press release announcing that each of the ProShares Ultra Silver and the ProShares UltraShort Silver ETFs (the “Silver Funds” tickers AGQ and ZSL, respectively) and the ProShares Ultra Gold and the ProShares UltraShort Gold ETFs (the “Gold Funds” tickers UGL and GLL, respectively) will change their respective benchmarks on or about January 7, 2019. The new benchmark for the Silver Funds will be the Bloomberg Silver Subindex (ticker: BCOMSI) and the new benchmark for the Gold Funds will be the Bloomberg Gold Subindex (ticker: BCOMGC).

The Bloomberg Silver and Gold Subindexes are single-commodity indexes designed to reflect the performance of silver and gold, as measured by the price of COMEX silver and gold futures contracts, respectively.

In order to facilitate the implementation of the benchmark changes, beginning on January 4, 2019, the Silver and Gold Funds will strike their net asset values (“NAVs”) as of 1:25 p.m. ET and 1:30 p.m. ET, respectively, and the creation and redemption order cutoff times for the Silver and Gold Funds will be 1:00 p.m. ET.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2018

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer